                                                         (PRIVATE BUSINESS LOGO)



                                                                  EXHIBIT 99.1



FOR IMMEDIATE RELEASE                          Contact: Gerry Hayden
---------------------                                   Private Business, Inc.
                                                        (615) 565-7273


       PRIVATE BUSINESS, INC. REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

                           --------------------------


NASHVILLE, TENNESSEE (MAY 13, 2003) -- Private Business, Inc. (NASDAQ: PBIZ), a leading provider of cash flow and retail inventory management solutions for community banks and small businesses, today announced its operating results for the quarter ended March 31, 2003.

For the quarter ended March 31, 2003, revenues totaled $11.1 million, compared with revenues of $14.6 million for the comparable period in 2002.

Operating income for the three months ended March 31, 2003 decreased to $60,000, compared with $2.1 million for the comparable period in 2002. Net (loss) income available to common shareholders declined to a net loss of ($218,000), or ($0.02) per diluted share, compared with net income of $939,000, or $0.07 per diluted share, in the three months ended March 31, 2002.

Commenting on the first quarter results, Henry M. Baroco, Chief Executive Officer of Private Business, Inc. said, "The first quarter was a time of profound change and transition for our management team and for our company as a whole. After I accepted the position of CEO in early February, significant organizational changes were made to place a greater focus on strengthening and growing our core business. These changes involved reducing the size of our workforce in a way that positioned the support side of the business more proportionately to the revenue that was being generated by sales, while not compromising the level of service we provide to maintain our customer base. We hate to lose good employees, but feel that the overall effort will strengthen the company financially."

Baroco also noted that the company's restructured sales department and new revenue-focused commission plans were beginning to produce encouraging results. "Presentations to new businesses by the Company's Business Development Managers have steadily increased since early February, as have follow-up visits to existing merchants. These calls are the first step in improving the core business sales," said Baroco.

"We have not only focused on bank activation and new merchant growth. As I mentioned in our March 5, 2003 press release we have been focusing on new products and revenue sources at a low cost of entry for Private Business. I'm pleased to announce progress on several new products. We have just signed our first bank contract for IdentificationManagerTM, a new USA Patriot Act compliance product for banks and other financial institutions. October 1, 2003 is the required compliance date for Section 326 of the USA Patriot Act and we are poised to help banks comply with the provisions of this important federal legislation while providing them with the lead-time they need to get it up and running in their organizations," said Baroco.

In addition to the new IdentificationManager product for banks and other financial institutions, Private Business, Inc. has also entered into a strategic relationship with a national collections company to offer CollectionsManagerTM, a product that provides the Company's business customers with a tool for collecting past due accounts in an effective manner. According to Baroco, several businesses have already signed up for the service. He also noted that both IdentificationManager and CollectionsManager complement the products and services historically offered by Private Business, Inc.



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                                                        (PRIVATE BUSINESS LOGO)



"Although the financial results of the first quarter of this year are not satisfactory to us, there are a few significant developments to note. First, our balance sheet remained relatively stable with one notable exception -- we have $1.2 million less debt after making our first quarter principal payments. We are also in compliance with all of our bank covenants for the first quarter. Overall, operating expenses reflect our expense management efforts, and we believe we will see the results of our sales and revenue management efforts as early as next quarter. I plan to share those developments at that time," said Baroco.

Private Business, Inc. is a leading provider of cash flow and retail inventory management solutions for community banks and middle-market businesses. The company is headquartered in Brentwood, Tennessee, and its common stock trades on The NASDAQ Stock Market under the symbol "PBIZ".

This release contains several "forward-looking statements" concerning Private Business, Inc.'s operations, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives, the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates that are subject to significant uncertainties, many of which are beyond Private Business, Inc.'s control. Words such as "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate" are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. The Company assumes no obligation to update this information. Factors that could cause actual results to differ materially are discussed in Private Business, Inc.'s filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q filings.

    Additional information on this Company can be found on the World Wide Web
                         http://www.privatebusiness.com
                    For further information, please contact:
            Henry Baroco, CEO, or Gerry Hayden, CFO at (615) 565-7722
                                       or
    RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                       or via e-mail at info@rjfalkner.com





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

PBIZ Reports First Quarter 2003 Financial Results
Page 3
May 13, 2003


                             PRIVATE BUSINESS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                    (in thousands, except per share amounts)


                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                     --------------------------
OPERATING HIGHLIGHTS:                                   2003             2002
                                                     ---------         --------
Revenue:
   Participation Fees                                 $  7,061         $  9,929
   Software license                                         76              132
   Retail planning services                              2,358            2,745
   Maintenance and other                                 1,571            1,814
                                                      --------         --------
                                                        11,066           14,620
Operating costs and expenses:
   General and administrative                            5,635            6,178
   Selling and marketing                                 4,664            5,783
   Research and development                                238              251
   Amortization                                            425              352
   Other operating expense, net                             44              (44)
                                                      --------         --------
                                                        11,006           12,520
                                                      --------         --------
Operating income                                            60            2,100
Interest expense, net                                      352              495
                                                      --------         --------
Income (loss) before income taxes                         (292)           1,605
Income tax provision (benefit)                            (114)             626
                                                      --------         --------
Net income (loss)                                         (178)             979
Preferred stock dividends                                   40               40
                                                      --------         --------
Net income (loss) available to common
   shareholders                                       $   (218)        $    939
                                                      ========         ========

Earnings (loss) per share:
   Basic                                              $  (0.02)        $   0.07
                                                      ========         ========
   Diluted                                            $  (0.02)        $   0.07
                                                      ========         ========
Weighted average shares outstanding:
   Basic                                                14,064           13,954
                                                      ========         ========
   Diluted                                              14,064           14,267
                                                      ========         ========



Note: The Company has elected early adoption of Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." As such, the write-off of debt issuance costs in the first quarter of 2002 totaling $56,000, which were previously classified as an extraordinary item, have been reclassified as other operating expenses.


                                                                 AS OF
                                                      ---------------------------
                                                       MARCH 31,     DECEMBER 31,

BALANCE SHEET HIGHLIGHTS:                                2003            2002
                                                      ---------        --------
Cash and cash equivalents                             $    971         $  1,146
Working capital (deficit)                               (4,169)          (3,351)
Total assets                                            31,388           33,301
Long-term debt, net of current portion                  21,815           23,190
Stockholders' deficit                                   (6,188)          (5,989)




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